Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com
FOR IMMEDIATE RELEASE

TEXAS CAPITAL BANCSHARES, INC. COMPLETES SALE OF ITS INSURANCE PREMIUM FINANCE BUSINESS

•Enhances financial resiliency: $3.4 billion in cash results in record liquidity while materially improving tangible book value per share and earnings accretion

DALLAS – NOVEMBER 1, 2022 – Texas Capital Bancshares, Inc. (“Texas Capital”) (NASDAQ: TCBI) announced today that it closed the previously announced sale of BankDirect Capital Finance LLC (“BankDirect”), its insurance premium finance subsidiary, to AFCO Credit Corporation (“AFCO”), an indirect wholly-owned subsidiary of Truist Financial Corp. (“Truist”) (NYSE: TFC).

The sale of BankDirect includes its business operations and an associated loan portfolio of approximately $3.1 billion as of September 30, 2022. Texas Capital recorded a pre-tax book gain of approximately $250 million in conjunction with the sale and expects to recognize approximately $15 million in related transaction expenses paid to third parties during the fourth quarter of 2022.

“This sale allows Texas Capital to continue to focus on creating the flagship full-service financial services firm headquartered in Texas,” said Rob C. Holmes, Chief Executive Officer and President of Texas Capital. “The approximately $3.4 billion in cash proceeds received by Texas Capital in the transaction enhances our financial resiliency, materially improving tangible book value per share while being accretive to earnings. Texas Capital will be in the most favorable capital position in the history of our firm, allowing us to support the growth of our core Texas-based commercial client strategy.”

The transaction results in an immediate increase of Texas Capital’s capital levels. Relative to September 30, 2022 and calculated on an adjusted basis giving effect to the transaction, the transaction is estimated to result in an increase in Texas Capital’s Common Equity Tier 1 ratio by approximately 200 basis points and result in accretion of Tangible Book Value per Share of approximately 7%.

Morgan Stanley & Co. LLC and Texas Capital Securities served as financial advisors and Cravath, Swaine & Moore LLP served as legal counsel to Texas Capital.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities. TCBI Securities, Inc., doing business as Texas Capital Securities, is a member of FINRA and SIPC and has registered with the SEC and other state securities regulators as a broker dealer. TCBI Securities, Inc. is a subsidiary of Texas Capital Bank. Securities and other investment products offered by TCBI Securities, Inc. are not FDIC insured, may lose value and are not bank guaranteed.

Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “become,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, uncertainties as to Texas Capital’s ability and the amount of time necessary to realize the expected benefits of the sale of BankDirect Capital Finance LLC, changes in the economic and financial conditions of Texas Capital’s business and uncertainties and matters beyond the control of management, credit quality and risk, the COVID-19 pandemic, industry and technological changes, cyber incidents or other failures, disruptions or security breaches, interest rates, commercial and residential real estate values, economic conditions, including inflation and the threat of recession, as well as market conditions in Texas, the United States or internationally, as well as governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, business strategy execution, key personnel, competition, mortgage markets, fraud, environmental liability and severe weather, natural disasters, acts of war or terrorism or other external events.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10- K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.
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